Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-259427
Prospectus Supplement No. 10
(To Prospectus dated September 29, 2021 as amended by
Prospectus Supplement No. 1 dated October 5, 2021
Prospectus Supplement No. 2 dated October 12, 2021
Prospectus Supplement No. 3 dated October 13, 2021
Prospectus Supplement No. 4 dated October 26, 2021
Prospectus Supplement No. 5 dated November 8, 2021
Prospectus Supplement No. 6 dated November 17, 2021
Prospectus Supplement No. 7 dated November 23, 2021
Prospectus Supplement No. 8 dated December 17, 2021 and
Prospectus Supplement No. 9 dated December 28, 2021)

ASHFORD HOSPITALITY TRUST, INC.

This is Prospectus Supplement No. 10 (this “Prospectus Supplement”) to our Prospectus, dated September 29, 2021, as amended by Prospectus Supplement No. 1, dated October 5, 2021, Prospectus Supplement No. 2, dated October 12, 2021, Prospectus Supplement No. 3, dated October 13, 2021, Prospectus Supplement No. 4, dated October 26, 2021, Prospectus Supplement No. 5, dated November 8, 2021, Prospectus Supplement No. 6, dated November 17, 2021, Prospectus Supplement No. 7, dated November 23, 2021, Prospectus Supplement No. 8, dated December 17, 2021 and Prospectus Supplement No. 9, dated December 28, 2021 (the “Prospectus”), relating to the offer and sale of up to 6,040,888 shares of common stock, par value $0.01 (“Common Stock”), of Ashford Hospitality Trust, Inc. (the “Company”), by M3A LP. Terms used but not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

We have attached to this Prospectus Supplement our current report on Form 8-K filed January 6, 2022. The attached information updates and supplements, and should be read together with, the Prospectus, as supplemented from time to time.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 15 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 6, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2022

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 6, 2022, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing its preliminary operating results for the fourth quarter quarter of 2021. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01     OTHER EVENTS.

The disclosure set forth under Items 2.02 and 9.01, including the press release attached as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release of the Company, dated January 6, 2022
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2022

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DERIC S. EUBANKS
Deric S. Eubanks
Chief Financial Officer